Contacts:	Lawrence P. Ward, CEO Margaret Torres, CFO 805-369-5200

HERITAGE OAKS BANCORP PROFITS INCREASE 8% TO $1.8 MILLION IN SECOND QUARTER, CORE DEPOSITS INCREASE 24%

Paso Robles, CA - July 13, 2007 - Heritage Oaks Bancorp (NASDAQ: HEOP), the parent company of Heritage Oaks Bank, today reported solid core deposit growth contributing to record second quarter profits. Preliminary results indicate that second quarter net income increased 8% to $1.8 million, or $0.27 per diluted share, compared to $1.7 million, or $0.25 per diluted share, in the second quarter of 2006. For the first six months of 2007, net income was $3.3 million, level with the first six months of 2006.

“We are continuing our focus of building a well-rounded community bank franchise,” stated Lawrence P. Ward, President and CEO. “Our business fundamentals are improving as our revenues, loans and deposits are showing tremendous growth. Our second quarter and year-to-date profits reflect exceptional loan production and our growing ability to attract and retain core deposits despite this challenging interest rate environment. Looking forward we think we will continue to generate steady loan growth as the loan pipeline remains full and economic conditions in our market areas remain stable.”

In May, Heritage Oaks Bancorp entered into a definitive agreement with Business First National Bank of Santa Barbara in a stock and cash transaction valued at approximately $20.6 million. In connection with the transaction, Business First National Bank will be merged with and into Heritage Oaks Bank and will operate as a division of Heritage Oaks Bancorp. The merger is scheduled to be completed during the fourth quarter of 2007 and is expected to be accretive to earnings during the first year.

Second Quarter 2007 Highlights:
•	Net income increased 8% to $1.8 million
•	Core deposits increased by 24% over a year ago.
•	Revenues increased 10% to $8.6 million.
•	Return on average equity improved to 13.8% and return on average assets improved to 1.25%.
•	Net interest margin was 5.56%.
•	Efficiency ratio improved to 64.3%.
•	Net loans increased 18% to $454 million.
•	Asset quality remained strong, non-performing assets were just 0.09% of total assets.

Operating Results
Total revenues, consisting of net interest income before the provision for loan losses and non-interest income, increased 10% to $8.6 million in the second quarter of 2007 compared to $7.8 million in the same quarter of 2006. In the first half of 2007, revenues increased 9% to $16.9 million compared to $15.5 million in the first half of 2006. In the second quarter, net interest income increased 9% to $7.3 million compared to $6.6 million in the second quarter a year ago. Year-to-date, net interest income increased 9% to $14.3 million compared to $13.1 million in the same period a year ago. “Our solid net interest income is a product of our strong loan growth, which we see continuing,” said Ward. Interest and fees on loans increased 27% to $10.2 million in the second quarter compared to $8.0 million in the second quarter last year, and year-to-date, increased 29% to $20.0 million compared to $15.5 million in the first six months of 2006.

HEOP 2Q07 Earnings
July 13, 2007

Non-interest income for the second quarter of 2007 increased 15% to $1.4 million, compared to $1.2 million in the second quarter of 2006. For the first half of 2007, non-interest income increased 8% to $2.6 million compared to $2.4 million for the first half of 2006.

“Our margin came under pressure again this quarter as costs associated with borrowing from the FHLB increased faster than loan yields,” said Ward. “As long as interest rates stay the same we will continue to see margin pressure during the second half of the year. However, our new deposit strategy of growing variable interest rate money market accounts is proving to be very successful as we have already increased the balances in these accounts by 32% year-to-date.” Second quarter net interest margin was 5.56% compared to 5.66% in the previous quarter and 6.06% in the second quarter a year ago. For the first six months of 2007, net interest margin was 5.61% compared to 6.02% for the first six months of 2006.

“The current consolidation of banks along the Central Coast continues to create an excellent marketing opportunity for us to attract new customers,” stated Ward. “Year-to-date, we have increased our marketing and advertising expenditures to compete for this new business and we are already seeing this expenditure pay off with deposit increases, which we expect will help lower our funding costs as we move through the year.” In the second quarter of 2007, non-interest expenses totaled $5.6 million compared to $5.0 million in the second quarter of 2006. For the first six months of 2007, non-interest expense was $11.3 million compared to $10.0 million in the same period a year ago. In addition to marketing costs, the increase was due to salary and employee benefits, which increased 15% in the first quarter of 2007 and 16% year-to-date compared to the respective periods last year.

The efficiency ratio improved to 64.3% in the second quarter of 2007 compared to 68.9% in the first quarter of 2007 and 64.3% in the second quarter a year ago. Year-to-date, the efficiency ratio was 66.6% compared to 64.7% in the first half of 2006. The efficiency ratio measures operating expenses as a percent of revenues.

Return on average assets was 1.25% in the second quarter and 1.17% for the first half of the year, compared to 1.38% and 1.37% for the respective periods last year. Return on average equity was 13.8% for the second quarter of 2007 and 13.0% year-to-date, compared to 14.4% and 14.3% in their respective periods a year ago.

Balance Sheet
“We have increased savings, NOW and money market balances 32% and increased total deposits 16% since the end of 2006,” Ward said. “During the first quarter we implemented a new strategy of funding our loan demand through a new variable interest rate money market account.” Total deposits were $489 million at the end of June, compared to $445 million at the end of March, and $430 million at June 30, 2006. Non-interest bearing accounts represent 31% of total deposits and savings, money market and NOW accounts now account for 40% of total deposits.

The loan portfolio grew 18% to $460 million at June 30, 2007, from $391 million a year earlier. The growth was fueled by a 46% increase in commercial, financial and agricultural loans, as well as a 16% increase in commercial real estate loans. Total assets increased 13% to $590 million at quarter-end, compared to $520 million a year earlier. Total assets were $542 million at December 31, 2006.

Due to the significant deposit growth, the Bank reduced its FHLB borrowing by $20 million during the latter part of June 2007. During the second quarter, the trust preferred securities issued by Heritage Oaks Capital Trust I and related subordinated debentures of the Company were called. It is anticipated that due to the pending acquisition, the company plans to issue $8 million in trust preferred securities prior to the close of the merger of Business First Bank of Santa Barbara.

Asset Quality
Asset quality remains strong with non-performing assets at $555,000, or 0.09% of total assets at June 30, 2007. The allowance for loan losses increased to $4.5 million, or 0.98% of total loans held for investment at quarter-end compared to $3.7 million or 0.95% of net loans outstanding at June 30, 2006. “We are keeping a close eye on all delinquent loans and do not see any major changes in the make up or quantity of late loans,” Ward said.

HEOP 2Q07 Earnings
July 13, 2007

Book value per share was $ 8.10 at June 30, 2007, compared to $7.34 per share a year earlier. Tangible book value per share was $7.21 at June 30, 2007, compared to $6.37 a year earlier. Shareholders’ equity increased 13% to $52.5 million compared to $46.6 million a year ago.

Heritage Oaks Bancorp is the holding company for Heritage Oaks Bank. Heritage Oaks Bank has its headquarters plus two branch offices in Paso Robles, two branch offices in San Luis Obispo, single branch offices in Cambria, Arroyo Grande, Atascadero, Templeton and Morro Bay and three branch offices in Santa Maria. Heritage conducts commercial banking business in San Luis Obispo County and Northern Santa Barbara County. Visit Heritage Oaks Bancorp on the Web at www.heritageoaksbancorp.com.

Statements concerning future performance, developments or events, expectations for growth and income forecasts, and any other guidance on future periods, constitute forward-looking statements that are subject to a number of risks and uncertainties. Actual results may differ materially from stated expectations. Specific factors include, but are not limited to, increased profitability, continued growth, the Bank’s beliefs as to the adequacy of its existing and anticipated allowances for loan losses, beliefs and expectations regarding actions that may be taken by regulatory authorities having oversight of the Bank’s operations, interest rates and financial policies of the United States government, general economic conditions and California’s energy crisis. Additional information on these and other factors that could affect financial results are included in Heritage Oaks Bancorp’s Securities and Exchange Commission filings. If any of these risks or uncertainties materialize or if any of the assumptions underlying such forward-looking statements proves to be incorrect, Heritage Oaks Bancorp’s results could differ materially from those expressed in, implied or projected by such forward-looking statements. Heritage Oaks Bancorp assumes no obligation to update such forward-looking statements.

This News Release may be deemed to be solicitation material in respect of the proposed transaction between Heritage Oaks Bancorp and Business First National Bank pursuant to an Agreement to Merge and Plan of Reorganization, dated as of May 29, 2007 by and among Heritage Oaks Bancorp and Business First National Bank (the “Agreement”). Filing of this News Release is being made in connection with Rule 165 and 425 promulgated by the Securities and Exchange Commission (“SEC”).

In connection with the proposed transaction, Heritage Oaks Bancorp will file with the SEC a registration statement on SEC Form S-4. The registration statement will contain a proxy statement/prospectus which will describe the proposed transaction and its proposed terms and conditions. Shareholders are encouraged to read the registration material and proxy statement/prospectus before making any voting or investment decisions because these documents will contain important information about the transaction. A definitive proxy statement will be sent to the shareholders of Business First National Bank seeking required shareholder approval. A copy of the Agreement was filed with the SEC as an exhibit to Heritage Oaks Bancorp’s 8-K, a separate filing from the Form S-4. The registration statement, the Form 8-K and all other documents filed with the SEC in connection with the transaction will be available for free when filed, both on the SEC’s web-site (www.sec.gov) or by contacting Tana Eade, Vice President and Investor Relations Officer, Heritage Oaks Bancorp, 545 Twelfth Street, Paso Robles, California 93446. Additionally, all forms filed with the SEC and additional shareholder information is available free of charge on Heritage Oaks Bancorp’s web-site: www.heritageoaksbancorp.com. Heritage Oaks Bancorp posts these reports to its web-site as soon as reasonably practicable after filing them with the SEC. None of the information on or hyper-linked from Heritage Oaks Bancorp’s web-site is incorporated into this press release.

HEOP 2Q07 Earnings
July 13, 2007

Heritage Oaks Bancorp
Consolidated Balance Sheets
(dollars in thousands except share data)

	(unaudited)	(audited)	(unaudited)	Percentage Change vs.
	6/30/2007	12/31/2006	6/30/2006	12/31/2006	6/30/2006
Assets
Cash and due from banks	$20,945	$19,164	$21,448	9.3%	-2.3%
Federal funds sold	43,505	3,870	27,500	1024.2%	58.2%
Total cash and cash equivalents	64,450	23,034	48,948	179.8%	31.7%

Interest bearing deposits with other banks	318	318	318	-	-
Securities available for sale	36,018	38,445	41,410	-6.3%	-13.0%
Federal Home Loan Bank Stock, at cost	3,119	2,350	1,930	32.7%	61.6%
Loans held for sale	3,329	1,764	6,116	88.7%	-45.6%
Loans, net (1)	453,900	439,277	385,808	3.3%	17.6%
Property, premises and equipment	5,057	14,581	14,493	-65.3%	-65.1%
Cash surrender value of life insurance	9,621	9,435	9,242	2.0%	4.1%
Deferred tax assets	4,656	2,414	2,944	92.9%	58.2%
Goodwill	4,864	4,865	4,865	0.0%	0.0%
Core deposit intangible	971	1,148	1,298	-15.4%	-25.2%
Other assets	3,562	4,143	2,847	-14.0%	25.1%
Total assets	$589,865	$541,774	$520,219	8.9%	13.4%

Liabilities
Deposits:
Non-interest bearing demand	$153,485	$153,005	$163,453	0.3%	-6.1%
Savings, NOW, and money market	193,720	146,110	155,848	32.6%	24.3%
Time deposits of $100K or more	44,141	30,630	25,673	44.1%	71.9%
Time deposits under $100K	97,761	90,776	85,186	7.7%	14.8%
Total deposits	489,107	420,521	430,160	16.3%	13.7%
FHLB advances and other borrowings	30,000	50,000	30,000	-40.0%	0.0%
Securities sold under agreements to repurchase	1,358	1,364	2,015	-0.4%	-32.6%
Junior subordinated debentures	8,248	16,496	8,248	(0.5)	0.0%
Other liabilities	8,631	3,921	3,217	120.1%	168.3%
Total liabilities	537,344	492,302	473,640	9.1%	13.4%
Stockholders' equity
Common stock, no par value; 20,000,000 shares authorized; issued and outstanding 6,476,403; 6,345,639and 6,348,196 for June 30, 2007; December 31, 2006 and June 30, 2006 respectively	30,072	29,247	29,652	2.8%	1.4%
Additional paid in capital	520	336	-	54.8%	-
Retained earnings	22,096	19,809	17,442	11.5%	26.7%
Accumulated other comprehensive income	(167)	80	(515)	-308.8%	-
Total stockholders' equity	52,521	49,472	46,579	6.2%	12.8%
Total liabilities and stockholders' equity	$589,865	$541,774	$520,219	8.9%	13.4%

(1)	Loans are net of deferred loan fees of $1,559; $1,625; $1,428 and allowance for loan losses of $4,520; $4,081; $3,695 for June 30, 2007, December 31, 2006, and June 30, 2006 respectively.

HEOP 2Q07 Earnings
July 13, 2007

Heritage Oaks Bancorp
Consolidated Statements of Income
(dollars in thousands except share data)

	(unaudited)	(unaudited)	(unaudited)
	For the Three Months Ended			Percentage Change Vs.
	6/30/2007	3/31/2007	6/30/2006	3/31/2007	6/30/2006
Interest Income:
Interest and fees on loans	$10,214	$9,816	$8,018	4.1%	27.4%
Investment securities	437	448	490	-2.5%	-10.8%
Federal funds sold and commercial paper	162	31	156	422.6%	3.8%
Time certificates of deposit	10	8	2	25.0%	400.0%
Total interest income	10,823	10,303	8,666	5.0%	24.9%
Interest Expense:
NOW accounts	43	28	23	53.6%	87.0%
MMDA accounts	946	667	549	41.8%	72.3%
Savings accounts	23	24	26	-4.2%	-11.5%
Time deposits of $100K or more	301	209	117	44.0%	157.3%
Other time deposits	1,276	1,212	846	5.3%	50.8%
Other borrowed funds	976	1,129	470	-13.6%	107.7%
Total interest expense	3,565	3,269	2,031	9.1%	75.5%
Net interest income before provision for loan losses	7,258	7,034	6,635	3.2%	9.4%
Provision for loan losses	170	140	180	21.4%	-5.6%
Net interest income after provision for loan losses	7,088	6,894	6,455	2.8%	9.8%
Non Interest Income:
Service charges on deposit accounts	686	613	613	11.9%	11.9%
Other income	705	618	598	14.1%	17.9%
Total non-interest income	1,391	1,231	1,211	13.0%	14.9%
Non-Interest Expense:
Salaries and employee benefits	3,194	3,250	2,786	-1.7%	14.6%
Occupancy and equipment	706	715	665	-1.3%	6.2%
Other expenses	1,663	1,729	1,597	-3.8%	4.1%
Total non-interest expenses	5,563	5,694	5,048	-2.3%	10.2%
Income before provision for income taxes	2,916	2,431	2,618	20.0%	11.4%
Provision for income taxes	1,116	921	945	21.2%	18.1%
Net Income	$1,800	$1,510	$1,673	19.2%	7.6%

Average basic shares outstanding	6,432,687	6,384,150	6,337,712
Average diluted shares outstanding	6,692,467	6,605,942	6,670,942
Basic earnings per share	$0.28	$0.24	$0.26
Fully diluted earnings per share	$0.27	$0.23	$0.25

HEOP 2Q07 Earnings
July 13, 2007

Heritage Oaks Bancorp
Consolidated Statements of Income
(dollars in thousands except share data)

	(unaudited)	(unaudited)
	For the Six Months Ended		Percentage Change
	6/30/2007	6/30/2006	6/30/2006
Interest Income:
Interest and fees on loans	$20,029	$15,507	29.2%
Investment securities	885	978	-9.5%
Federal funds sold and commercial paper	193	382	-49.5%
Time certificates of deposit	18	5	260.0%
Total interest income	21,125	16,872	25.2%
Interest Expense:
NOW accounts	71	44	61.4%
MMDA accounts	1,613	1,120	44.0%
Savings accounts	47	53	-11.3%
Time deposits of $100K or more	510	256	99.2%
Other time deposits	2,488	1,539	61.7%
Other borrowed funds	2,105	778	170.6%
Total interest expense	6,834	3,790	80.3%
Net interest income before provision for loan losses	14,291	13,082	9.2%
Provision for loan losses	310	300	3.3%
Net interest income after provision for loan losses	13,981	12,782	9.4%
Non Interest Income:
Service charges on deposit accounts	1,299	1,181	10.0%
Other income	1,324	1,248	6.1%
Total non-interest income	2,623	2,429	8.0%
Non-Interest Expense:
Salaries and employee benefits	6,444	5,568	15.7%
Occupancy and equipment	1,421	1,268	12.1%
Other expenses	3,391	3,195	6.1%
Total non-interest expenses	11,256	10,031	12.2%
Income before provision for income taxes	5,348	5,180	3.2%
Provision for income taxes	2,037	1,900	7.2%
Net Income	$3,311	$3,280	0.9%

Average basic shares outstanding	6,408,419	6,300,499
Average diluted shares outstanding	6,684,067	6,653,951
Basic earnings per share	$0.52	$0.52
Fully diluted earnings per share	$0.50	$0.49

HEOP 2Q07 Earnings
July 13, 2007

Additional Financial Information	For the Quarters Ended			Percentage Change vs.
(dollars in thousands)	6/30/2007	12/31/2006	6/30/2006	12/31/2006	6/30/2006

LOANS (including loans held for sale)
Commercial, financial and agricultural	$98,440	$84,976	$67,475	15.8%	45.9%
Real estate - construction/land	100,998	105,712	93,919	-4.5%	7.5%
Real estate - other	245,110	237,401	211,597	3.2%	15.8%
Home equity lines of credit	9,330	10,792	12,196	-13.5%	-23.5%
Installment loans to individuals	5,711	5,598	5,376	2.0%	6.2%
All other loans (including overdrafts)	390	504	368	-22.6%	6.0%
Total loans	$459,979	$444,983	$390,931	3.4%	17.7%

ALLOWANCE FOR LOAN LOSSES
Balance, beginning of period	$4,312	$3,881	$3,881	11.1%	11.1%
Provision expense	170	600	300	-71.7%	-43.3%
Credit losses charged against allowance	(19)	(561)	(502)	-96.6%	-96.2%
Recoveries of loans previously charged off	57	161	16	-64.6%	256.3%
Balance, end of period	$4,520	$4,081	$3,695	10.8%	22.3%

Net ( charge-offs ) / recoveries	$38	$(400)	$(486)	-	-
Net charge-offs / average loans outstanding	0.00%	0.09%	0.13%	-95.6%	-96.8%
Allowance for loan losses / total loans outstanding	0.98%	0.92%	0.95%	7.1%	4.0%

NON-PERFORMING ASSETS
Loans on non-accrual status	$555	$55	$232	909.1%	139.2%
Loans more than 90 days delinquent, still accruing	-	-	-	-	-
Total non-performing loans	555	55	232	909.1%	139.2%
Other real estate owned (OREO) / repossessed assets	-	-	-	-	-
Total non-performing assets	$555	$55	$232	909.1%	139.2%

Total non-performing assets to total assets	0.09%	0.01%	0.04%	840.9%	111.0%

DEPOSITS
Non-interest bearing demand	$153,485	$153,005	$163,453	0.3%	-6.1%

Interest-bearing demand	57,288	45,164	48,909	26.8%	17.1%
Regular savings accounts	23,240	23,406	25,438	-0.7%	-8.6%
Money market accounts	113,192	77,540	81,501	46.0%	38.9%
Total interest-bearing transaction and savings accounts	193,720	146,110	155,848	32.6%	24.3%

Time deposits under $100 thousand	97,761	90,776	85,186	7.7%	14.8%
Time deposits of $100 thousand or more	44,141	30,630	25,673	44.1%	71.9%
Total time deposits	141,902	121,406	110,859	16.9%	28.0%

Total deposits	$489,107	$420,521	$430,160	16.3%	13.7%

HEOP 2Q07 Earnings
July 13, 2007

PROFITABILITY / PERFORMANCE RATIOS	For the Three Months Ended			For the Six Months Ended
	6/30/2007	3/31/2007	6/30/2006	6/30/2007	6/30/2006
Operating efficiency	64.32%	68.89%	64.34%	66.55%	64.67%

Return on average equity	13.84%	12.10%	14.37%	12.99%	14.25%

Return on average tangible equity	15.58%	13.71%	16.56%	14.66%	16.43%

Return on average assets	1.25%	1.10%	1.38%	1.17%	1.37%

Other operating income to average assets	0.96%	0.89%	1.00%	0.93%	1.01%

Other operating expense to average assets	3.86%	4.14%	4.16%	3.99%	4.18%

Net interest income to average assets	5.03%	5.11%	5.47%	5.07%	5.45%

Non-interest income to total net revenue	16.08%	14.89%	15.43%	15.51%	15.66%

ASSET QUALITY AND CAPITAL RATIOS

Non-performing loans to total loans, net	0.12%	0.03%	0.06%

ALLL to total loans, net	1.00%	0.94%	0.96%

Non-performing loans as a % of ALLL	12.28%	3.36%	6.28%

Net charge-offs to average loans	-0.01%	-0.02%	0.13%

Non-performing loans to primary capital	1.06%	0.28%	0.50%

Leverage ratio	9.52%	10.87%	9.83%

Tier I Risk-Based Capital Ratio	10.58%	11.42%	10.73%

Total Risk-Based Capital Ratio	11.48%	12.28%	11.58%

AVERAGE BALANCES AND RATES	For the Three Months Ended			For the Six Months Ended
(dollars in thousands)	6/30/2007	12/31/2006	6/30/2006	6/30/2007	6/30/2006

Average Investments	$40,575	$41,981	$45,073	$40,878	$45,640
Average Fed funds sold	13,198	2,534	11,791	7,834	16,195
Average loans	469,719	437,623	382,470	465,297	376,308
Average earning assets	523,492	482,138	439,334	514,009	438,143
Average non-earning assets	59,619	52,629	51,573	58,630	50,299
Allowance for loan losses	(4,417)	(3,938)	(4,077)	(4,299)	(4,010)
Average assets	578,694	530,829	486,830	568,340	484,432
Average non-interest bearing demand deposits	138,696	142,582	147,058	139,878	147,642
Average interest bearing deposits	315,031	274,081	258,238	299,958	260,365
Average borrowings	66,979	60,638	31,157	71,895	26,065
Average non-interest bearing liabilities	5,818	5,186	3,683	5,218	3,941
Average liabilities	526,524	482,487	440,136	516,949	438,013
Average equity	52,170	48,342	46,694	51,391	46,419
Average liabilities and equity	$578,694	$530,829	$486,830	$568,340	$484,432
Interest rate yield on loans	8.72%	8.61%	8.41%	8.68%	8.31%
Interest rate yield on investments	4.42%	4.52%	4.38%	4.45%	4.34%
Interest rate yield on federal funds sold	4.92%	5.52%	5.31%	4.97%	4.77%
Interest rate yield on interest-earning assets	8.29%	8.24%	7.91%	8.29%	7.77%
Interest rate expense on deposits	2.29%	1.96%	1.54%	2.17%	1.49%
Interest rate expense on other borrowings	5.84%	6.22%	6.05%	5.90%	6.02%
Interest rate expense on interest-bearing liabilities	3.74%	3.56%	2.81%	3.71%	2.67%
Average equity to average assets	9.02%	9.11%	9.59%	9.04%	9.58%
Net interest margin	5.56%	5.77%	6.06%	5.61%	6.02%

NOTE: Transmitted on Prime Newswire on July 13, 2007 at 1:00 a.m. PDT